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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported):

                                 APRIL 22, 1994


                           NOBLE DRILLING CORPORATION
             (Exact name of registrant as specified in is charter)



         Delaware                   0-13857                   73-0374541
(State or other jurisdiction      (Commission                (IRS Employer
      of incorporation)           File Number)             Identification No.)



     10370 Richmond Avenue, Suite 400, Houston, Texas          77042
         (Address of principal executive offices)            (Zip Code)



             Registrant's telephone number, including area code:

                                (713) 974-3131





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Item 2.  Acquisition or Disposition of Assets.

         On April 22, 1994, Noble Drilling Corporation (the "Company") acquired all of the issued and outstanding shares of common stock, no par value (the "Shares"), of Triton Engineering Services Company, a Texas corporation ("Triton"), from Joseph E. Beall ("Beall") and George H. Bruce ("Bruce") (Beall and Bruce being sometimes referred to herein collectively as "Sellers"), pursuant to the terms of the Stock Purchase Agreement (the "Agreement") dated April 22, 1994 among the Sellers, Triton and the Company. The following statements are subject to the detailed provisions of the Agreement and are qualified in their entirety by reference to the Agreement, a copy of which is filed as Exhibit 2.1 to this report.

         Triton is engaged, through its subsidiaries, in providing engineering, consulting and turnkey drilling services, and manufacturing and rental of oil field equipment, for the oil and gas industry. The principal subsidiaries of Triton include Triton International, Inc., Triton USA, Inc., Triton Engineering Services Company, S.A., Triton International Limited, Triton Engineering Services Company Limited, Triton Tool & Supply, Inc. and Threadneedle Oil Company. Triton was founded by Beall in 1977, and Beall will continue to serve as Triton's president pursuant to an employment agreement between Beall and Triton dated April 22, 1994 (the "Employment Agreement"). The Employment Agreement has a primary term through April 22, 1997. A copy of the Employment Agreement is filed as Exhibit 10.2 to this report and is incorporated herein by reference. The principal executive offices of Triton are located at 1201 Dairy Ashford, Houston, Texas, 77079.

         In consideration for the Shares, the Company (i) delivered to Beall 751,864 shares of its Common Stock, par value $.10 per share ("Common Stock"), cash in the amount of $3,938,240.00 and a promissory note in the amount of $3,938,240.00, and (ii) delivered to Bruce cash in the amount of $146,266.10 and a promissory note in the amount of $61,760.00. The promissory notes of the Company mature on October 21, 1994. In addition, the Company has a contingent obligation at the end of two years to pay to the Sellers additional consideration, including up to 254,551 shares of Common Stock, subject to reduction as a result of certain events, as well as a determinable number of additional shares in the event Triton achieves certain operating results in 1994. In determining the amount of consideration to be paid for the Shares, the Company conducted a due diligence review of Triton and a physical examination and inspection of certain assets of Triton and its subsidiaries. The Shares were given value based on the Company's assessment of the current financial condition, assets, businesses and prospects, as well as the historical financial and operating results, of Triton and its subsidiaries.

         Concurrently with the closing of the Agreement, the Company and Beall also entered into a registration agreement dated as of April 22, 1994 (the "Registration Agreement") pursuant to which the Company agreed, subject to the terms and conditions of the Registration Agreement, to prepare and file a shelf registration statement on Form S-3 (the "Registration Statement") and pursuant to Rule 415 under the Securities Act of 1933, as amended, covering the sale by Beall of two-thirds of the number of shares of Common Stock delivered to Beall on April 22, 1994. The Company further agreed pursuant to the terms of the Registration Agreement to use its best efforts to keep the Registration Statement effective through April 22, 1996. A copy of the





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Registration Agreement is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 7.  Financial Statements and Exhibits.

         (a)     Financial Statements of Businesses Acquired.

         It is impractical to provide at this time the financial statements required by Item 7(a) of Form 8-K. Pursuant to Item 7(a)(4) of Form 8-K, such financial statements will be filed as soon as they are available and on or before July 8, 1994.

         (b)     Pro Forma Financial Information.

         It is impractical to provide at this time the pro forma financial information required by Item 7(b) of Form 8-K. Pursuant to Item 7(b)(2) of Form 8-K, such pro forma financial information will be filed as soon as it is available and on or before July 8, 1994.

         (c)     Exhibits.

             Exhibit 2.1  -  Stock Purchase Agreement dated April 22, 1994 among
                             Beall, Bruce, Triton and the Company (Exhibits 6.6 through 8.4 and the Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K.
                             The Company hereby undertakes to furnish to the Commission a copy of any omitted Exhibit or Schedule upon request).

             Exhibit 10.1 -  Registration Agreement dated April 22, 1994 between the Company and Beall.

             Exhibit 10.2 -  Employment Agreement dated April 22, 1994 between the Company and Beall.

             Exhibit 10.3 -  Lease Indemnity Agreement dated April 22, 1994 among Beall, Triton, 1201 Dairy Ashford Ltd. and the Company.

             Exhibit 99.1 -  News release dated April 25, 1994.





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                                   SIGNATURES

         Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  May 6, 1994                    NOBLE DRILLING CORPORATION


                                         By: /s/ BYRON L. WELLIVER
                                             Byron L. Welliver, Senior Vice
                                             President-Finance and Treasurer





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                               INDEX TO EXHIBITS


 Exhibit                                                          Sequentially
 Number                            Exhibit                        Numbered Page
 -------                           -------                        -------------
  2.1 - Stock Purchase Agreement dated April 22, 1994 between Beall, Bruce, Triton and the Company.

 10.1 - Registration Agreement dated April 22, 1994 between the Company and Beall.
 10.2 - Employment Agreement dated April 22, 1994 between the Company and Beall.

 10.3 -        Lease Indemnity Agreement dated April 22, 1994
               among Beall, Triton, 1201 Ashford Ltd. and the
               Company.
 99.1 -        News release dated April 25, 1994.





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